Exhibit 23.2

CONSENT OF INDEPENDENT AUDITOR

American Midstream Partners, LP
Denver, Colorado

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-198888, 333-201434 and 333-201436) and Form S-8 (File Nos. 333-176438, 333-183290 and 333-209614) of American Midstream Partners, LP of our reports dated February 29, 2016, relating to the financial statements of Pinto Offshore, LLC, Delta House FPS, LLC and Delta House Oil and Gas Lateral, LLC, which appear in this Form 10-K.

/s/ BDO USA, LLP
Houston, Texas
March 7, 2016